UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

FRANKLIN STREET PROPERTIES CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557‑1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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◻	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
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◻	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
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◻	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8‑K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8‑K filed by Franklin Street Properties Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2017 (the “Original Filing”). The Original Filing reported the voting results at the Company’s 2017 Annual Meeting of Stockholders held on May 11, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, as required by SEC regulations, the Company’s determination of the frequency of future executive compensation advisory votes. No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously disclosed, at the Annual Meeting, the Company’s stockholders cast a majority of votes in favor of recommending a frequency of “1 YEAR” for future executive compensation advisory votes (the “frequency proposal”). After taking into consideration the voting results of the frequency proposal and the prior recommendation of the board of directors of the Company in favor of an annual executive compensation advisory vote, the Company intends to hold executive compensation advisory votes every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017	FRANKLIN STREET PROPERTIES CORP.

	By:	/s/ George J. Carter
George J. Carter Chief Executive Officer